Exhibit 99.1

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

Company Highlights:

•	Diversified operating platform with a multifamily focus that continues to produce strong distributable earnings and dividends in all cycles

•	GAAP net income of $0.51 and distributable earnings of $0.45 per diluted common share[1]
•	Raised cash dividend on common stock to $0.35 per share, our fifth consecutive quarterly increase
•	Raised $440 million of accretive growth capital:

•	$223 million from offering of 6.375% Series D preferred stock, using $93 million to redeem our Series A, B and C preferred stock (8.14% on a weighted-average basis)
•	$172 million from issuance of 5.00% senior unsecured notes due in 2026
•	$138 million through issuance of common shares

•	Continued focus on improving funding sources, increasing warehouse capacity $1.27 billion
•	GAAP book value of $10.97, or $11.35 per common share adjusted for $61.0 million of CECL general reserves

Agency Business:

•	Segment income of $34.7 million
•	Loan originations of $1.31 billion and a servicing portfolio of over $26 billion
•	Closed our second private label securitization totaling $450 million

Structured Business:

•	Segment income of $43.1 million
•	Portfolio growth of 18% on record loan originations of $1.84 billion
•	Closed a $815 million collateralized securitization vehicle, our largest to date

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 2

Uniondale, NY, July 30, 2021 -- Arbor Realty Trust, Inc. (NYSE: ABR), today announced financial results for the second quarter ended June 30, 2021. Arbor reported net income for the quarter of $69.1 million, or $0.51 per diluted common share, compared to net income of $44.1 million, or $0.40 per diluted common share for the quarter ended June 30, 2020. Distributable earnings for the quarter was $68.8 million, or $0.45 per diluted common share, compared to $59.8 million, or $0.45 per diluted common share for the quarter ended June 30, 2020.1

Agency Business

Loan Origination Platform

	Agency Loan Volume (in thousands)
	Quarter Ended
	June 30, 2021	March 31, 2021
Fannie Mae	$637,494	$1,063,983
Private Label	377,184	152,454
Freddie Mac	155,914	114,717
FHA	130,764	66,480
SFR-Fixed Rate	11,996	-
Total Originations	$1,313,352	$1,397,634

Total Loan Sales	$1,482,110	$1,841,891

Total Loan Commitments	$1,194,344	$1,460,135

For the quarter ended June 30, 2021, the Agency Business generated revenues (excluding gains and losses on derivative instruments) of $91.2 million, compared to $89.3 million for the first quarter of 2021. Gain on sales, including fee-based services, net was $40.9 million for the quarter, reflecting a margin of 2.76%, compared to $28.9 million and 1.57% for the first quarter of 2021. Income from mortgage servicing rights was $26.3 million for the quarter, reflecting a rate of 2.20% as a percentage of loan commitments, compared to $36.9 million and 2.53% for the first quarter of 2021.

At June 30, 2021, loans held-for-sale was $457.6 million which was primarily comprised of unpaid principal balances totaling $448.9 million, with financing associated with these loans totaling $391.8 million.

The Company closed its second private label securitization totaling $450.0 million. The Company originated and sold multifamily mortgage loans to the securitization and will be the primary servicer. The Company retained subordinate certificate interests in the securitization of $38.2 million, in satisfaction of credit risk retention requirements.

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 3

Fee-Based Servicing Portfolio

The Company’s fee-based servicing portfolio totaled $26.04 billion at June 30, 2021, an increase of 2.3% from March 31, 2021, primarily the result of $1.31 billion of new agency loan originations, net of $806.1 million in portfolio runoff during the quarter. Servicing revenue, net was $15.3 million for the quarter and consisted of servicing revenue of $30.0 million, net of amortization of mortgage servicing rights totaling $14.7 million.

	Fee-Based Servicing Portfolio ($ in thousands)
	As of June 30, 2021			As of March 31, 2021
	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)	UPB	Wtd. Avg. Fee	Wtd. Avg. Life (in years)
Fannie Mae	$19,191,969	0.532%	8.3	$19,073,504	0.528%	8.3
Freddie Mac	4,708,457	0.285%	9.8	4,795,228	0.283%	9.8
Private Label	1,176,627	0.200%	9.0	726,918	0.200%	8.7
FHA	882,899	0.157%	21.0	796,133	0.160%	20.7
SFR-Fixed Rate	75,103	0.200%	5.9	63,299	0.200%	6.1
Total	$26,035,055	0.459%	9.0	$25,455,082	0.460%	9.0

Loans sold under the Fannie Mae program contain an obligation to partially guarantee the performance of the loan (“loss-sharing obligations”), and includes $34.5 million for the fair value of the guarantee obligation undertaken at June 30, 2021. The Company recorded a $0.3 million reversal of provision for loss sharing associated with CECL for the second quarter of 2021. At June 30, 2021, the Company’s total CECL allowance for loss-sharing obligations was $31.2 million, representing 0.16% of the Fannie Mae servicing portfolio.

Structured Business

Portfolio and Investment Activity

-	Strong growth in the portfolio of $1.12 billion, or 17.9%

-	Originated 93 loans totaling $1.84 billion, consisted primarily of multifamily bridge loans totaling $1.73 billion

-	Payoffs and pay downs on 36 loans totaling $662.9 million

-	Committed to fund one $40.0 million single-family rental build-to-rent loan

At June 30, 2021, the loan and investment portfolio’s unpaid principal balance, excluding loan loss reserves, was $7.39 billion, with a weighted average current interest pay rate of 4.85%, compared to $6.26 billion and 5.06% at March 31, 2021. Including certain fees earned and costs associated with the loan and investment portfolio, the weighted average current interest pay rate was 5.33% at June 30, 2021, compared to 5.65% at March 31, 2021.

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 4

The average balance of the Company’s loan and investment portfolio during the second quarter of 2021, excluding loan loss reserves, was $6.61 billion with a weighted average yield of 5.85%, compared to $5.89 billion and 5.72% for the first quarter of 2021. The increase in average yield was primarily due to interest received upon the sale of a loan, higher accelerated fees on loan payoffs, partially offset by lower rates on originations when compared to runoff in the second quarter as compared to the first quarter.

During the second quarter of 2021, the Company recorded an $8.3 million reversal of provisions for loan losses associated with CECL, which includes a $7.5 million loan loss recovery. At June 30, 2021, the Company’s total allowance for loan losses was $138.4 million. The Company had eight non-performing loans with a carrying value of $84.0 million, before related loan loss reserves of $6.5 million, compared to seven loans with a carrying value of $60.3 million, before related loan loss reserves of $6.5 million as of March 31, 2021.

Financing Activity

The Company completed its largest collateralized securitization vehicle to date totaling $815.0 million of real estate related assets and cash. Investment grade-rated notes totaling $674.4 million were issued, and the Company retained subordinate interests in the issuing vehicle of $140.6 million. The facility has a two-and-a-half-year asset replenishment period and an initial weighted average interest rate of 1.37% over LIBOR, excluding fees and transaction costs.

The balance of debt that finances the Company’s loan and investment portfolio at June 30, 2021 was $6.41 billion with a weighted average interest rate including fees of 2.79% as compared to $5.62 billion and a rate of 2.90% at March 31, 2021. The average balance of debt that finances the Company’s loan and investment portfolio for the second quarter of 2021 was $5.94 billion, as compared to $5.18 billion for the first quarter of 2021. The average cost of borrowings for the second quarter of 2021 was 2.89%, compared to 2.99% for the first quarter of 2021.

Capital Markets

The Company raised a significant amount of accretive growth capital primarily through the following transactions:

The Company completed a public offering of 9.2 million shares of its 6.375% Series D cumulative redeemable preferred stock, including the underwriters’ exercise of their over-allotment option, generating net proceeds of $222.6 million. The Company used $93.3 million of these proceeds to redeem its 8.25% Series A, 7.75% Series B and 8.50% Series C cumulative redeemable preferred stock. The remaining net proceeds are being used to make investments relating to its business and for general corporate purposes.

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 5

The Company issued $175.0 million of 5.00% senior unsecured notes in a private placement, generating net proceeds of $172.0 million after deducting offering expenses. The notes are due in 2026 and the proceeds are being used to make investments and for general corporate purposes.

The Company issued 6.0 million shares of common stock in a public offering receiving net proceeds of $110.6 million. The proceeds are primarily being used to make investments and for general corporate purposes.

Dividends

The Company announced today that its Board of Directors has declared a quarterly cash dividend of $0.35 per share of common stock for the quarter ended June 30, 2021, the Company’s fifth consecutive quarterly increase, representing a 12.9% increase from a year ago. The dividend is payable on August 31, 2021 to common stockholders of record on August 16, 2021. The ex-dividend date is August 13, 2021.

As previously announced, the Board of Directors has declared a cash dividend of $0.25677 per share on the Company's Series D cumulative redeemable preferred stock reflecting accrued dividends from the date of issuance, June 2, 2021 through July 29, 2021. The dividend is payable on July 30, 2021 to preferred stockholders of record on July 15, 2021.

Earnings Conference Call

The Company will host a conference call today at 10:00 a.m. Eastern Time. A live webcast and replay of the conference call will be available at http://www.arbor.com in the investor relations section of the Company’s website. Those without web access should access the call telephonically at least ten minutes prior to the conference call. The dial-in numbers are (877) 876-9173 for domestic callers and (785) 424-1669 for international callers. Please use participant passcode ABRQ221 when prompted by the operator.

A telephonic replay of the call will be available until August 6, 2021. The replay dial-in numbers are (800) 839-3617 for domestic callers and (402) 220-2975 for international callers.

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 6

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. (NYSE: ABR) is a nationwide real estate investment trust and direct lender, providing loan origination and servicing for multifamily, single-family rental (SFR) portfolios, and other diverse commercial real estate assets. Headquartered in New York, Arbor manages a multibillion-dollar servicing portfolio, specializing in government-sponsored enterprise products. Arbor is a leading Fannie Mae DUS® lender and Freddie Mac Optigo Seller/Servicer, and an approved FHA Multifamily Accelerated Processing (MAP) lender. Arbor’s product platform also includes bridge, CMBS, mezzanine and preferred equity loans. Rated by Standard and Poor’s and Fitch Ratings, Arbor is committed to building on its reputation for service, quality and customized solutions with an unparalleled dedication to providing our clients excellence over the entire life of a loan.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, changes in economic conditions generally, and the real estate markets specifically, in particular, due to the uncertainties created by the COVID-19 pandemic, continued ability to source new investments, changes in interest rates and/or credit spreads, and other risks detailed in Arbor’s Annual Report on Form 10-K for the year ended December 31, 2020 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.

1. Non-GAAP Financial Measures

During the quarterly earnings conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial measures in this press release. A supplemental schedule of non-GAAP financial measures and the comparable GAAP financial measure can be found on the last page of this release.

Contact: Arbor Realty Trust, Inc. Paul Elenio, Chief Financial Officer 516-506-4422 pelenio@arbor.com	Investors: The Ruth Group Daniel Kontoh-Boateng 646-536-7019 dboateng@theruthgroup.com

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 7

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Statements of Operations - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Interest income	$105,148	$83,080	$196,292	$171,606
Interest expense	46,378	41,302	88,562	91,284
Net interest income	58,770	41,778	107,730	80,322

Other revenue:
Gain on sales, including fee-based services, net	40,901	26,366	69,768	40,671
Mortgage servicing rights	26,299	32,417	63,235	54,351
Servicing revenue, net	15,315	13,506	30,850	26,809
Property operating income	-	751	-	2,943
Loss on derivative instruments, net	(2,607)	(7,368)	(5,828)	(58,099)
Other income, net	1,263	1,049	1,943	2,351
Total other revenue	81,171	66,721	159,968	69,026

Other expenses:
Employee compensation and benefits	43,700	34,438	86,674	68,690
Selling and administrative	11,133	8,606	21,947	19,658
Property operating expenses	129	1,035	272	3,478
Depreciation and amortization	1,788	1,961	3,543	3,908
Provision for loss sharing (net of recoveries)	549	2,395	2,201	23,932
Provision for credit losses (net of recoveries)	(7,815)	12,714	(8,890)	67,096
Total other expenses	49,484	61,149	105,747	186,762

Income (loss) before extinguishment of debt, sale of real estate, income from equity affiliates, and income taxes	90,457	47,350	161,951	(37,414)
Loss on extinguishment of debt	-	(1,592)	(1,370)	(3,546)
Gain on sale of real estate	-	-	1,228	-
Income from equity affiliates	4,759	20,408	27,010	24,401
(Provision for) benefit from income taxes	(10,959)	(12,077)	(23,451)	2,293

Net income (loss)	84,257	54,089	165,368	(14,266)

Preferred stock dividends	6,414	1,888	8,303	3,777
Net income (loss) attributable to noncontrolling interest	8,717	8,110	18,459	(2,824)
Net income (loss) attributable to common stockholders	$69,126	$44,091	$138,606	$(15,219)

Basic earnings (loss) per common share	$0.51	$0.40	$1.06	$(0.14)
Diluted earnings (loss) per common share	$0.51	$0.40	$1.06	$(0.14)

Weighted average shares outstanding:
Basic	135,262,197	110,745,572	130,276,499	110,768,992
Diluted	153,616,591	131,882,398	148,818,030	131,166,018

Dividends declared per common share	$0.34	$0.30	$0.67	$0.60

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 8

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Consolidated Balance Sheets

($ in thousands—except share and per share data)

	June 30,	December 31,
	2021	2020
	(Unaudited)
Assets:
Cash and cash equivalents	$215,658	$339,528
Restricted cash	249,090	197,470
Loans and investments, net (allowance for credit losses of $138,447 and $147,300, respectively)	7,213,915	5,285,868
Loans held-for-sale, net	457,647	986,919
Capitalized mortgage servicing rights, net	418,653	379,974
Securities held-to-maturity, net (allowance for credit losses of $2,115 and $1,597, respectively)	114,696	95,524
Investments in equity affiliates	86,253	74,274
Due from related party	11,084	12,449
Goodwill and other intangible assets	103,106	105,451
Other assets	190,698	183,529
Total assets	$9,060,800	$7,660,986

Liabilities and Equity:
Credit and repurchase facilities	$2,015,188	$2,234,883
Collateralized loan obligations	3,484,088	2,517,309
Senior unsecured notes	836,074	662,843
Convertible senior unsecured notes, net	270,917	267,973
Junior subordinated notes to subsidiary trust issuing preferred securities	142,013	141,656
Due to related party	6,184	2,365
Due to borrowers	68,384	89,325
Allowance for loss-sharing obligations	65,645	64,303
Other liabilities	215,540	197,644
Total liabilities	7,104,033	6,178,301

Equity:
Arbor Realty Trust, Inc. stockholders' equity:
Preferred stock, cumulative, redeemable, $0.01 par value: 100,000,000 shares authorized, special voting preferred shares - 16,352,233 and 17,560,633 shares issued and outstanding, respectively; 8.25% Series A, $38,788 aggregate liquidation preference - 0 and 1,551,500 shares issued and outstanding, respectively; 7.75% Series B, $31,500 aggregate liquidation preference - 0 and 1,260,000 shares issued and outstanding, respectively; 8.50% Series C, $22,500 aggregate liquidation preference - 0 and 900,000 shares issued and outstanding, respectively; 6.375% Series D, $230,000 aggregate liquidation preference - 9,200,000 and 0 shares issued and outstanding, respectively	222,627	89,472
Common stock, $0.01 par value: 500,000,000 shares authorized - 141,738,609 and 123,181,173 shares issued and outstanding, respectively	1,417	1,232
Additional paid-in capital	1,620,898	1,317,109
Accumulated deficit	(12,084)	(63,442)
Total Arbor Realty Trust, Inc. stockholders’ equity	1,832,858	1,344,371

Noncontrolling interest	123,909	138,314
Total equity	1,956,767	1,482,685

Total liabilities and equity	$9,060,800	$7,660,986

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 9

 ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

 Statement of Income Segment Information - (Unaudited)

(in thousands)

	Quarter Ended June 30, 2021
	Structured Business	Agency Business	Other / Eliminations (1)	Consolidated
Interest income	$96,498	$8,650	$-	$105,148
Interest expense	42,748	3,630	-	46,378
Net interest income	53,750	5,020	-	58,770

Other revenue:
Gain on sales, including fee-based services, net	-	40,901	-	40,901
Mortgage servicing rights	-	26,299	-	26,299
Servicing revenue	-	29,982	-	29,982
Amortization of MSRs	-	(14,667)	-	(14,667)
Loss on derivative instruments, net	-	(2,607)	-	(2,607)
Other income, net	1,255	8	-	1,263
Total other revenue	1,255	79,916	-	81,171

Other expenses:
Employee compensation and benefits	11,907	31,793	-	43,700
Selling and administrative	5,248	5,885	-	11,133
Property operating expenses	129	-	-	129
Depreciation and amortization	615	1,173	-	1,788
Provision for loss sharing (net of recoveries)	-	549	-	549
Provision for credit losses (net of recoveries)	(8,333)	518	-	(7,815)
Total other expenses	9,566	39,918	-	49,484

Income before income from equity affiliates, and income taxes	45,439	45,018	-	90,457

Income from equity affiliates	4,759	-	-	4,759
Provision for income taxes	(682)	(10,277)	-	(10,959)

Net income	49,516	34,741	-	84,257

Preferred stock dividends	6,414	-	-	6,414
Net income attributable to noncontrolling interest	-	-	8,717	8,717
Net income attributable to common stockholders	$43,102	$34,741	$(8,717)	$69,126

(1) Includes certain income or expenses not allocated to the two reportable segments. Amount reflects income attributable to the noncontrolling interest holders.

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 10

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Balance Sheet Segment Information - (Unaudited)

(in thousands)

	June 30, 2021
	Structured Business	Agency Business	Consolidated
Assets:
Cash and cash equivalents	$40,353	$175,305	$215,658
Restricted cash	233,474	15,616	249,090
Loans and investments, net	7,213,915	-	7,213,915
Loans held-for-sale, net	-	457,647	457,647
Capitalized mortgage servicing rights, net	-	418,653	418,653
Securities held-to-maturity, net	-	114,696	114,696
Investments in equity affiliates	86,253	-	86,253
Goodwill and other intangible assets	12,500	90,606	103,106
Other assets	124,328	77,454	201,782
Total assets	$7,710,823	$1,349,977	$9,060,800

Liabilities:
Debt obligations	$6,356,490	$391,790	$6,748,280
Allowance for loss-sharing obligations	-	65,645	65,645
Other liabilities	178,934	111,174	290,108
Total liabilities	$6,535,424	$568,609	$7,104,033

Arbor Realty Trust Reports Second Quarter 2021 Results and Increases Quarterly Dividend to $0.35 per Share

July 30, 2021	Page 11

ARBOR REALTY TRUST, INC. AND SUBSIDIARIES

Reconciliation of Distributable Earnings to GAAP Net Income - (Unaudited)

($ in thousands—except share and per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net income (loss) attributable to common stockholders	$69,126	$44,091	$138,606	$(15,219)
Adjustments:
Net income (loss) attributable to noncontrolling interest	8,717	8,110	18,459	(2,824)
Income from mortgage servicing rights	(26,299)	(32,417)	(63,235)	(54,351)
Deferred tax (benefit) provision	(50)	10,879	4,436	(9,025)
Amortization and write-offs of MSRs	20,299	15,542	38,331	33,283
Depreciation and amortization	2,733	2,906	5,432	5,863
Loss on extinguishment of debt	-	1,592	1,370	3,546
Provision for credit losses, net	(8,065)	14,602	(8,343)	90,281
(Gain) loss on derivative instruments, net	(3,230)	(7,371)	(9)	43,360
Stock-based compensation	2,044	1,915	5,375	5,432
Loss on redemption of preferred stock	3,479	-	3,479	-

Distributable earnings (1)	$68,754	$59,849	$143,901	$100,346

Diluted distributable earnings per share (1)	$0.45	$0.45	$0.97	$0.77

Diluted weighted average shares outstanding (1)	153,616,591	131,882,398	148,818,030	131,166,018

(1) Amounts are attributable to common stockholders and OP Unit holders. The OP Units are redeemable for cash, or at the Company's option for shares of the Company's common stock on a one-for-one basis.

The Company is presenting distributable earnings because management believes it is an important supplemental measure of the Company's operating performance and is useful to investors, analysts and other parties in the evaluation of REITs and their ability to provide dividends to stockholders. Dividends are one of the principal reasons investors invest in REITs. To maintain REIT status, REITs are required to distribute at least 90% of their REIT-taxable income. The Company considers distributable earnings in determining its quarterly dividend and believes that, over time, distributable earnings is a useful indicator of the Company's dividends per share.

The Company defines distributable earnings as net income (loss) attributable to common stockholders computed in accordance with GAAP, adjusted for accounting items such as depreciation and amortization (adjusted for unconsolidated joint ventures), non-cash stock-based compensation expense, income from MSRs, amortization and write-offs of MSRs, gains/losses on derivative instruments primarily associated with Private Label loans not yet sold and securitized, the tax impact on cumulative gains/losses on derivative instruments associated with Private Label loans sold during the periods presented, changes in fair value of GSE-related derivatives that temporarily flow through earnings, deferred tax provision (benefit), CECL provisions for credit losses (adjusted for realized losses as described below) and amortization of the convertible senior notes conversion option. The Company also adds back one-time charges such as acquisition costs and one-time gains/losses on the early extinguishment of debt and redemption of preferred stock.

The Company reduces distributable earnings for realized losses in the period management determines that a loan is deemed nonrecoverable. Loans are deemed nonrecoverable upon the earlier of: (i) when the loan receivable is settled (i.e. when the loan is repaid, or in the case of foreclosure, when the underlying asset is sold); or (ii) when management determines that it is nearly certain that all amounts due will not be collected. The realized loss amount is equal to the difference between the cash received, or expected to be received, and the book value of the asset.

Distributable earnings is not intended to be an indication of the Company's cash flows from operating activities (determined in accordance with GAAP) or a measure of its liquidity, nor is it entirely indicative of funding the Company's cash needs, including its ability to make cash distributions. The Company's calculation of distributable earnings may be different from the calculations used by other companies and, therefore, comparability may be limited.